EXHIBIT 10.01

AGREEMENT

FOR THE EXCHANGE OF SECURITIES

By And Among

ONTECO CORPORATION

(a Nevada corporation)

CYBER CENTERS WORLDWIDE CORPORATION

 (a Florida corporation)

And Its

SHAREHOLDERS

AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated this 25th day of October 2012 (the “Effective Date”), is by and among Onteco Corporation, a Nevada corporation, (“ONTC”), with its principal business address at 19495 Biscayne Blvd., Suite 411, Aventura, Florida 33180, Cyber Centers Worldwide Corporation, a Florida corporation, (“CCW”) with its principal business address 1720 Harrison Street, PH – A, Hollywood, Florida, 33020, and the shareholders of CCW (the “Shareholders”) per the attached Schedule A.  (ONTC, CCW and the Shareholders may collectively be referred to herein as the “parties”, or individually as a “party”.)

RECITALS

WHEREAS, ONTC, founded to develop innovative, practical and cost-effective solutions to some of the most significant global environmental challenges, has decided to broaden its operational scope into various rapidly growing consumer markets such as interactive gaming; and

WHEREAS, CCW is a cutting-edge designer and developer of consumer gaming products targeting niche interactive gaming and social marketing; and

WHEREAS, ONTC desires to acquire CCW through the exchange of shares of its capital stock for that of CCW, wherein CCW would become its wholly-owned subsidiary, and CCW desires to exchange all of its capital stock for that of ONTC in order to become a wholly-owned subsidiary of ONTC.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

ARTICLE I
Fundamental Terms and Conditions

1.1          Recitals. The parties acknowledge and agree that the “Recitals” stated above are true and correct in all material respects.

1.2.         Share Exchange.  At Closing (as hereinafter defined in Section 8.1) ONTC hereby shall exchange one hundred and fifty million (150,000,000) restricted shares of ONTC common stock and one million shares (1,000,000) shares of ONTC Series B Preferred Stock (collectively, the “ONTC Shares”) in return for one hundred and fifty million (150,000,000) restricted shares of the common stock of CCW and one million shares (1,000,000) shares of CCW Series A Preferred Stock, representing 100% of the shares of capital stock held by the Shareholders (collectively, the “CCW Shares”).  The ONTC Shares shall be exchanged for the CCW Shares held per each of the Shareholders as defined on the attached Schedule A.

The parties hereto intend that the issuance of the ONTC Shares in exchange for the CCW Shares shall qualify as a “tax-free” reorganization as contemplated by the provisions of the Internal Revenue Code of 1986, as amended.

The parties hereby agree that the ONTC Shares to be issued to the Shareholders shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act"), and pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

1.3           Assumption of CCW Assets and Liabilities.  At Closing ONTC hereby shall assume all rights and title to all assets and material agreements of CCW, and shall assume together with CCW, jointly and severally, responsibility for all liabilities of CCW as included in the CCW Financial Statements (cf., Section 3.5).

ARTICLE II
Representations and Warranties of ONTC

 ONTC hereby represents and warrants to CCW that:

2.1           Organization. ONTC is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital. The authorized shares of ONTC consists of five billion (5,000,000,000) shares of $0.001 par value common stock, and one hundred million (100,000,000) shares of $0.001 par value preferred stock.  As of the Effective Date, two hundred and ninety-nine million, eight hundred and seventy-five thousand, four hundred and twenty (299,875,420) shares of common stock are issued and outstanding, and one hundred and fifty thousand (150,000) shares of Series A preferred stock. All of the outstanding common shares are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating ONTC to issue any additional shares of any class, except as disclosed to CCW.

2.3           Subsidiaries. ONTC has one wholly-owned subsidiary, NexPhase Lighting, Inc.

2.4           Directors and Executive Officers. The names and titles of the directors and executive officers of ONTC are as follows:

Name	Position
Dror Svorai	Chairman of the Board, Treasurer, Director

Jorge Schcolnik	President and Secretary, Director

2.5          Financial Statements. On or before the Closing, ONTC shall provide CCW with reviewed financial statements of ONTC for the period ended June 30, 2012, and audited financial statements of ONTC for the fiscal year ended December 31, 2011 (the “ONTC Financial Statements”).  The ONTC Financial Statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by ONTC throughout the periods indicated, and fairly present the financial position of ONTC as of the dates of the ONTC Financial Statements thereof.

2.6          Absence of Changes. Since June 30, 2012 there has not been any material change in the financial condition or operations of ONTC, except as disclosed to CCW. As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or worldwide economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7          Absence of Undisclosed Liabilities. As of June 30, 2012, ONTC did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the ONTC Financial Statements, or acknowledged to CCW in writing.

2.8           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, CCW, its legal counsel and accountants shall have prior to Closing, at their sole option and discretion, the opportunity to meet with ONTC’s accountants and attorneys to discuss the financial condition of ONTC during reasonable business hours and in a manner that does not interfere with the normal operation of ONTC’s business.  ONTC shall make available to CCW all books and records of ONTC.

2.9           Intellectual Property Rights. ONTC owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business.

2.10        Compliance with Laws. To the best of ONTC’s knowledge, ONTC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.11        Litigation. ONTC is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ONTC, threatened against or affecting ONTC or its business, assets or financial condition; nor is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it; nor is engaged in any material litigation to recover monies due to it, except as already disclosed to CCW.

2.12        Authority. The Board of Directors of ONTC has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and ONTC has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ONTC and is enforceable in accordance with its terms and conditions.  A majority of the common shares have voted to agree to and approve the terms of this Agreement and the exchange of securities contemplated hereby.

2.13        Ability to Fulfill Obligations. The execution and delivery of this Agreement by ONTC and the performance by ONTC of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which ONTC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ONTC, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ONTC.

2.14        Full Disclosure. None of the representations and warranties made by ONTC herein or in any exhibit, certificate or memorandum furnished or to be furnished by ONTC, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.15        Assets. ONTC’s assets are fully included in the ONTC Financial Statements and are not subject to any claims or encumbrances except as noted in the ONTC Financial Statements.

2.16        Indemnification. ONTC agrees to indemnify, defend and hold CCW harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees and related costs asserted by third parties against CCW which arise out of, or result from (i) any breach by ONTC in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ONTC under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by ONTC in this Agreement.

2.17        Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of ONTC has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD or FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD or FINRA proceeding.

ARTICLE III
Representations and Warranties of Cyber Centers Worldwide Corporation

CCW represents and warrants to ONTC that:

3.1           Organization. CCW is a corporation duly organized, validly existing and in good standing under the laws of Florida, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2           Capital. The authorized shares of CCW consists of five hundred million (500,000,000) shares of $0.0001 par value common stock, and twenty-five million (25,000,000) shares of $0.0001 par value preferred stock.  As of the Effective Date, one hundred and fifty million (150,000,000) shares of common stock are issued and outstanding and one million shares (1,000,000) shares of Series A Preferred Stock are issued and outstanding. All of the outstanding common shares are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating CCW to issue any additional shares of any class, except as disclosed to ONTC in writing.

3.3           Subsidiaries. CCW does not have any subsidiaries.

3.4           Directors and Officers. The name and title of the director and executive officer of CCW are as follows:

Name	Position

Yosef Baruch	President, Director

Eilay Maman	Secretary and Treasurer, Director

3.5           Financial Statements.  On or before the Closing, CCW shall provide ONTC with current unaudited financial statements of CCW (the “CCW Financial Statements”).  The CCW Financial Statements will fairly present the financial position of CCW as of the date of the CCW Financial Statements thereof.

3.6           Absence of Changes. Since June 30, 2012, there has not been any material change in the financial condition or operations of CCW, except as contemplated by this Agreement.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or Worldwide economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.7           Absence of Undisclosed Liabilities. As of the Effective Date, CCW did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the CCW Financial Statements.

3.8           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ONTC, its legal counsel and accountants shall have the opportunity prior to Closing, at their sole option and discretion, to meet with the accountants and attorneys of CCW to discuss the financial condition of CCW, during reasonable business hours and in a manner that does not interfere with the normal operation of the business of CCW.  CCW shall make available to ONTC all books and records of CCW.

3.9           Intellectual Property Rights. Copies of any CCW’s trademarks, service marks, trade names, copyrights, trade  secrets, patents, patent applications, research, research reports and other intellectual property material have been provided to ONTC for its review prior to Closing (collectively, the “CCW Intellectual Property”). CCW owns free and clear of all liens or other encumbrances all the CCW Intellectual Property, and has the right to use all CCW Intellectual Property for the benefit of its business.

3.10        Compliance with Laws. To the best of CCW’s knowledge, CCW has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

3.11        Litigation. CCW is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of CCW, threatened against or affecting CCW or its business, assets or financial condition, except as disclosed to ONTC prior to Closing.  CCW is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it, except as disclosed to ONTC prior to Closing.

3.12        Authority. The Board of CCW has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and CCW has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of CCW and is enforceable in accordance with its terms and conditions.

3.13        Ability to Fulfill Obligations. The execution and delivery of this Agreement by CCW and the performance by CCW of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which CCW is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CCW, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of CCW.

3.14        Full Disclosure. None of the representations and warranties made by CCW herein or in any exhibit, certificate or memorandum furnished or to be furnished by CCW, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.15        Assets. As of the date of this Agreement, CCW does not have any assets and liabilities not disclosed on the CCW Financial Statements.

3.16        Material Contracts. On or before the Closing, CCW shall provide ONTC with copies of any material contracts for ONTC’s review.

3.17        Indemnification. CCW agrees to indemnify, defend and hold ONTC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against ONTC which arise out of, or result from (i) any breach by CCW in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by CCW under this Agreement, (ii) a failure of any representation or warranty in this Article III or (iii) any untrue statement made by CCW in this Agreement.

3.18        Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of CCW has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD or FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD or FINRA proceeding.

ARTICLE IV
Representations and Warranties of the CCW Shareholders

4.1          Share Ownership. Each Shareholder holds CCW Shares, as set forth in attached Schedule A. Each Shareholder of record owns such CCW Shares beneficially, and such shares are not subject to any claims, liabilities, liens, charges, encumbrances or equities of any kind. Each Shareholder holds authority to exchange its CCW Shares pursuant to this Agreement and to deliver the CCW Shares to ONTC at Closing, and will therein transfer to ONTC valid title thereto, free and clear of all claims, liabilities, liens, pledges or charges of any kind.

4.2           Investment Intent. Each Shareholder understands and acknowledges that the ONTC Shares are being exchanged in reliance upon the exemption provided in 4(2) of the Securities Act of 1933, as amended, for non public offerings; and each Shareholder makes the following representations and warranties, with the intent that the same may be relied upon in determining suitability of each such Shareholder as acquire the ONTC Shares:

a)           The ONTC Shares are being acquired solely for the account of each Shareholder, for investment purposes only, and not with a view toward, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any portion of the ONTC Shares.

b)           Each Shareholder agrees not to dispose of its ONTC Shares or any portion thereof unless and until counsel for the ONTC shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933, as amended, or any applicable state securities laws, or the rules and regulations thereunder.

c)            Each Shareholder is able to bear the economic risk of the investment that results from the Share Exchange (as referenced in Section 1.2).

d)           Each Shareholder understands that its investment in the ONTC Shares is not liquid, and each Shareholder has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment.

4.3           Indemnification. Each Shareholder recognizes that the offer of the ONTC Shares in the Share Exchange (as referenced in Section 1.2) is based upon his/her representations and warranties set forth and contained herein, and hereby agrees to indemnify and hold harmless ONTC, its current officers, directors, employees, representatives an agents, against all liability, costs or expenses (including reasonable attorney’s) arising as a result of any misrepresentation made herein by any such Shareholder.

4.4           Restricted Securities. Each Shareholder understands and agrees that the certificate evidencing the ONTC Shares will have a restrictive legend placed thereon stating that the ONTC Shares have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and setting forth, or referring to, the restriction on transferability and sale of the ONTC Shares.

ARTICLE V
Covenants Prior to the Closing

5.1           Investigative Rights. Prior to the Closing, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

5.2           Conduct of Business. Prior to the Closing, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

5.3           Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

5.4           Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE VI
Conditions Precedent to the Performance of ONTC

6.1           Conditions: ONTC’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI.  CCW may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by CCW of any other condition of or any of CCW’s other rights or remedies, at law or in equity, if ONTC shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ONTC in this Agreement or in any written statement that shall be delivered to CCW by ONTC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance. ONTC shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ONTC on or before the Closing Date.

6.5           Corporate Action. ONTC shall have obtained the approval of the ONTC shareholders for the transaction contemplated by this Agreement.

ARTICLE VII
Conditions Precedent to the Performance of CCW

7.1           Conditions. CCW’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VII. ONTC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ONTC of any other condition of or any of ONTC’s rights or remedies, at law or in equity, if CCW shall be in default of any of its representations, warranties or covenants under this Agreement.

7.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CCW in this Agreement or in any written statement that shall be delivered to ONTC by CCW under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

7.3           Performance. CCW shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing date.

7.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against CCW on or before the Closing date.

7.5           Corporate Action. CCW shall have obtained the approval of the CCW shareholders for the transaction contemplated by this Agreement.

7.6           Acceptance of Financial Statements. ONTC shall have reviewed and in its sole discretion accepted, prior to the Closing, the CCW Financial Statements.

7.7           Liabilities. On the Closing Date, CCW shall have the outstanding obligations and liabilities of CCW as listed in the CCW Financial Statements, as updated per the Closing date.

ARTICLE VIII
Closing

8.1           Closing. The closing of this Agreement shall be held at the offices of ONTC or CCW, or at any mutually agreeable place on or prior to October 31, 2012, unless extended by mutual agreement.  At the Closing:

(a)        ONTC shall deliver to CCW (i) a signed Board of Directors resolution approving this Agreement, and (ii) a letter of instruction to its transfer agent together with a Board of Directors resolution authorizing the issuance of the ONTC Shares in the names of the CCW Shareholders, and (iii) an Officer’s Certificate certifying the ‘Accuracy of Representations” in Section 6.2.

(b)        CCW shall deliver to ONTC (i) a signed Board of Directors resolution approving this Agreement, (ii) a Board of Directors resolution authorizing the transfer and issuance of the CCW Shares in the name of ONTC, and (iii) an Officer’s Certificate certifying the ‘Accuracy of Representations” in Section 7.2.

ARTICLE IX
Miscellaneous

9.1           Captions and Headings. The article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of Nevada without giving effect to the rules or principles of conflict of law.

9.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the address of each party as each first appears above.

9.9          Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10        Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11        Finders. There are no finders in connection with this transaction.

9.12        Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13        Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

9.14        Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing.

9.15        Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

9.16        Termination, Amendment and Waiver.

(a)          Termination.  This Agreement may be terminated at any time prior to the Closing, whether before or after approval of matters presented in connection with the share exchange between ONTC and CCW:

(1)	By mutual written consent of ONTC and CCW;

(2)
If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(3)
If the transaction shall not have been consummated on or before the Closing date, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(4)	By ONTC, if CCW breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(5)	By CCW, if ONTC breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)          Effect of Termination.  In the event of termination of this Agreement by either ONTC or CCW, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of ONTC or CCW, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)           Extension; Waiver.  At any time prior to the Closing, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)          Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of ONTC or CCW, action by its respective Board of Directors or the duly authorized designee of each such Board of Directors.

9.17         No Interpretation Against Drafter.  There shall be no rule of interpretation against the drafter in drafting this Agreement.  All parties acknowledge they have had ample time to review this Agreement, make or negotiate any changes they deem necessary, and have had the opportunity to review this Agreement with their respective attorneys.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“ONTC”	“CCW”

Onteco Corporation a Nevada corporation	Cyber Centers Worldwide Corporation a Florida corporation

By:__________________________	By:__________________________
Name: Dror Svorai	Name: Yosef Baruch
Title: Chief Executive Officer	Title: President

SCHEDULE A

The following table lists all three (3)  CCW Shareholders (the “CCW Shareholders”) who collectively represent 100% of the issued and outstanding capital stock of CCW, the number of shares held by each such shareholder, and the number of shares of ONTC that each such shareholder shall receive from the Share Exchange (cf., Section 1.2).

CCW Shareholder Name	CCW Shares Owned	ONTC Shares To Be Received in Share Exchange
Preferred Stock
EMC2 Financial Limited	1,000,000 (Series A)	1,000,000 (Series B)
Total Shares	1,000,000	1,000,000
Common Stock
Yosef Haim Baruch	50,000,000	50,000,000
Start-Up Investment Ltd.	50,000,000	50,000,000
EMC2 Financial Limited	50,000,000	50,000,000
Total Shares	150,000,000	150,000,000